UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 21, 2009

MainSource Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Indiana	0-12422	35-1562245
State or Other Jurisdiction of Incorporation or Organization	Commission File No.	I.R.S. Employer Identification Number

2105 North State Road 3 Bypass

Greensburg, Indiana 47240

(Address of principal executive offices)

(812) 663-0157

(Registrant’s Telephone Number,

Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)                                               Material Compensatory Plans, Contracts or Arrangements

Amendment to Performance-Based Executive Incentive Bonus Plan

On December 21, 2009, the Executive Compensation Committee of the Board of Directors of MainSource Financial Group, Inc. (the “Company”) approved an amendment to the Company’s Performance-Based Executive Incentive Bonus Plan (the “Plan”).  The amendment will be effective on January 1, 2010, and will apply to services performed in the year ended December 31, 2010 and thereafter, and any bonuses paid beginning in the first quarter of 2011.  The amendment applies to the executive employees serving in the following positions:  the Executive Team (Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, Chief Credit Officer and Chief Banking Officer), Regional Presidents, the Senior Vice President of Commercial Lending, the Senior Vice President of Branch Administration, and the Investments Manager.

Under the Plan, executive employees are eligible to earn cash bonuses upon the achievement of certain pre-determined goals.  Historically, any bonus earned under the Plan was paid in the first quarter of the following year.  Pursuant to the amendment, the payment of a portion of any cash bonuses earned by the executive employees identified above will be unvested and deferred.  Subject to the conditions identified below, the bonuses will be paid as follows:

•                  40% of the cash bonus will vest and be paid in the first quarter of the year after it is earned;

•                  20% of the cash bonus will vest and be paid in the first quarter of the second year after it is earned;

•                  20% of the cash bonus will vest and be paid in the first quarter of the third year after it is earned; and

•                  20% of the cash bonus will vest and be paid in the first quarter of the fourth year after it is earned.

Vesting of each of the deferred bonus payments is conditioned upon the determination by the Executive Compensation Committee of the Board of Directors that no decision or event which occurred during the year in which the bonus was earned has had a material negative impact on the Company in subsequent years.  The Executive Compensation Committee has the sole discretion as to the vesting and payment of the deferred payments.

Additionally, to be eligible to receive bonuses under the Plan, including the deferred portion of any bonus, each executive officer must be actively employed by the Company on the date of payment.   Vesting and payment of deferred bonuses will be accelerated upon a change in control of the Company or the death or disability of an executive employee.

As a result of the Company’s participation in the United States Treasury’s Capital

Purchase Program (“CPP”), the Company and certain employees are subject to restrictions and limitations related to the payment of bonuses and executive compensation.  The terms of the Plan, including the foregoing amendment to the Plan, remain subject to any restrictions and limitations imposed by the U.S. Treasury upon CPP participants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATE: December 28, 2009	MAINSOURCE FINANCIAL GROUP, INC.

/s/ Archie M. Brown, Jr.
Archie M. Brown, Jr.
President and Chief Executive Officer